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                                                                   EXHIBIT 3.15

                            ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                            CACTUS WASTE SYSTEMS LLC

      FIRST: The name of the limited liability company is Cactus Waste Systems LLC.

      SECOND: The Articles of Organization were initially filed with the Arizona
              Corporation Commission on May 16, 2001.

      THIRD: Article 1 of the Articles of Organization is amended in its entirety to read as follows:

              "The name of the limited liability company is "Cactus Waste Systems, LLC".

      FOURTH: Article 5.A. of the Articles of Organization is amended in its entirety to read as follows:

              "5. Management of the limited liability company is vested in a manager or managers. The initial managers' names and addresses are as follows:

              David Sutherland-Yoest 1005 Skyview Drive, Burlington, Ontario,
                                     Canada, L7P 5B1

              Larry D. Henk          1005 Skyview Drive, Burlington, Ontario,
                                     Canada, L7P 5B1

              Thomas E. Durkin, III  1005 Skyview Drive, Burlington, Ontario,
                                     Canada, L7P 5B1

              Mark Cooley            1005 Skyview Drive, Burlington, Ontario,
                                     Canada, L7P 5B1"

      FIFTH: Article 5.B. of the Articles of Organization is deleted in its entirety.

      SIXTH:  A new Article 6 is added to read as follows:

              The name and address of the sole person who is a member who owns a twenty percent or greater interest in the capital or profits interest of the limited liability company is Waste Services, Inc., 1005 Skyview Drive, Burlington, Ontario, Canada, L7P SB1.

                                        /s/ Larry D. Henk
              DATED: July 22, 2003.     ----------------------------------------
                                        Larry D. Henk
                                        Manager

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                            ARTICLES OF ORGANIZATION

                                       OF

                            CACTUS WASTE SYSTEMS LLC

1.    Name. The name of the limited liability company is:

                            Cactus Waste Systems LLC

2. Registered Office. The address of the registered office in Arizona is: c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

3. Statutory Agent: (In Arizona) The name and address of the statutory agent of the company is:

                              CT Corporation System
                              3225 North Central Avenue
                              Phoenix, Arizona 85012

4. Dissolution. The latest date, if any, on which the limited liability company must dissolve is ___________________________.

5.A.  Management.

      [X] Management of the limited liability company is vested in a manager or managers. The names and addresses of each person who is a manager and each member who owns a twenty percent (20%) or greater interest in the capital or profits of the limited liability company are:

      [ ] Management of the limited liability company is reserved to the members. The name and addresses of each person who is a member are:

5.B.

Name:       Robert H. Steelhammer               Robert H. Steelhammer, Trustee
            [ ] member [X] manager              [X]        [ ] manager

Address:    2100 West Loop South, Suite 1400    2100 West Loop South, Suite 1400
            Houston, Texas 77027                Houston, Texas 77027

Name:       Mack Mandell
            [ ] member [X] manager

Address:    2100 West Loop South, Suite 1400
            Houston, Texas 77027